UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2005

Poster Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-114335	56-2370836
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

129 E. Fremont Street, Las Vegas, Nevada		89101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-385-7111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2005, Poster Financial Group, Inc. ("PFG") entered into an amendment to the existing loan facility with Wells Fargo. The Amendment Number Six to Loan and Security Agreement and Consent (the "Amendment") provides for the increase of the revolving loan facility from $25 million to $43 million with the concurrent payoff in full of Term Loan A and Term Loan B in the aggregate principal amount of $16.5 million, together with accrued but unpaid interest of $57,452.36. Further, the LIBOR Rate Margin used to establish the interest rate on the revolving loan facility has been decreased from 400 basis points (450 if revolving loan amounts outstanding exceeded $15 million) to between 175 basis points and 225 basis points based on the ratio of Senior Debt to EBITDA; provided, however, until December 31, 2005, the LIBOR Margin Rate will be 200 basis points. The Amendment reduces the Unused Fee Margin from 50 basis points to between 37.5 basis points and 50 basis points based on the ratio of Senior Debt to EBITDA (for the 90 days after the date of the Amendment the Unused Fee Margin will be 37.5 basis points). The Lenders, by executing the Amendment, also consented to the sale of 100% of the stock of PFG by PB Gaming, Inc. to Landry’s Gaming, Inc., agreed to certain addbacks to the definition of EBITDA for non-recurring sale-related charges, exclude from the computation of the Fixed Charge Coverage Ratio affiliate-financed capital expenditures (but not principal payments on debt), permit leases (without space restrictions) to affiliates on commercially reasonable terms at current market rates, allow certain additional debt, reduce the fees for letters of credit, and simplify reporting requirements. The maturity date of the Credit Agreement remains January 23, 2009.

Item 1.02 Termination of a Material Definitive Agreement.

On September 27, 2005, Timothy Poster, the Chairman and Chief Executive Officer of PFG, and Thomas Breitling, the President, Treasurer and Secretary of PFG, each resigned and terminated their respective employment agreements with PFG. The resignations of Messrs. Poster and Breitling are attached as exhibits and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 27, 2005, we closed the previously announced sale of the Golden Nugget Hotel and Casino in Las Vegas, Nevada, as well as the Golden Nugget Hotel and Casino in Laughlin, Nevada, to Houston, Texas-based Landry’s Restaurants, Inc. ("Landry’s"). The transaction was consummated by PB Gaming, Inc., the sole stockholder of PFG, selling of all the capital stock of PFG to Landry’s Gaming, Inc. (to which Landry’s wholly-owned subsidiary, LSRI Holdings, Inc. had assigned its rights).

Under the terms of the purchase agreement, PFG’s currently outstanding Senior Secured Notes due 2011 ("Notes") will remain outstanding obligations of PFG following the closing. The closing has resulted in a change of control of PFG under the terms of the Notes and, as a result, PFG will within 30 days commence an offer to purchase any of its Notes for 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest.

A copy of the press release announcing the closing of the acquisition is attached hereto as an exhibit and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

In connection with the closing of our sale to Landry’s, a change in control of PFG occurred on September 27, 2005. Landry’s Restaurants, Inc. acquired control of PFG through its wholly-owned subsidiary Landry’s Gaming, Inc. by acquiring from PB Gaming, Inc. 100% of the capital stock of PFG. Landry’s paid $140 million in cash and assumed $155 million of Notes, as well as certain working capital liabilities, including house banks in the amount of $23 million and PFG’s existing credit facility.

A copy of the press release announcing the closing of the acquisition is attached hereto as an exhibit and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Voluntary Resignations of Officers and Directors. In connection with the closing of our sale to Landry’s, the following officers and directors of PFG voluntarily resigned effective at the time of closing on September 27, 2005:

Timothy Poster - Chairman of the Board, Chief Executive Officer, and Director
Thomas Breitling - President, Secretary, Treasurer, and Director
Perry Rogers - Director
Burton Cohen - Director
Ed Borgato - Director
Charles Mathewson - Director

In addition, the resignation of Dawn Prendes as Senior Vice President and Chief Financial Officer, which has been previously announced, was effective at the time of closing on September 27, 2005.

(c) and (d) Appointments of New Officers and Election of New Directors. Following the voluntary resignations of certain officers, the following were appointed as officers of PFG, effective as of the time of closing on September 27, 2005:

Tilman J. Fertitta - Chairman of the Board, President and Chief Executive Officer
Richard ("Rick") H. Liem - Senior Vice President, Treasurer and Chief Financial Officer
Steven L. Scheinthal - Senior Vice President and Secretary

In addition, Joanne M. Beckett continues to serve as Senior Vice President and General Counsel.

Each of Messrs. Fertitta, Liem and Scheinthal were also elected, effective as of the time of closing on September 27, 2005, by Landry’s Gaming, Inc., the sole shareholder of PFG, to serve as the three members of the Board of Directors following the resignations of all of the prior directors.

Mr. Fertitta, 48, has served as President and Chief Executive Officer of Landry’s since 1987. In 1988, he became the controlling stockholder and assumed full responsibility for all of Landry’s operations. Prior to serving as President and Chief Executive Officer, Mr. Fertitta devoted his full time to the control and operation of a hospitality and development company. Mr. Fertitta serves on the boards of the Houston Livestock Show and Rodeo, Space Center Houston, the Museum of Fine Arts, The Greater Houston Convention and Visitor’s Bureau, the Better Business Bureau of Houston, the Childress Foundation and the National Forest Foundation. He is also a minority partner in the Houston Texans National Football League team.

Mr. Scheinthal, 44, has served as Executive Vice President or Vice President of Administration, General Counsel and Secretary to Landry’s since September 1992. He devotes a substantial amount of time to lease and contract negotiations and is primarily responsible for Landry’s compliance with all federal, state and local ordinances. Prior to joining Landry’s, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented Landry’s for approximately five years before joining the Landry’s. He has been licensed to practice law in the state of Texas since 1984.

Mr. Liem, 51, has served as Senior Vice President and Chief Financial Officer since June 2004. He has been employed by Landry’s since 1999 as the Vice President of Accounting or Corporate Controller. Mr. Liem joined Landry’s from Carrols Corporation, a restaurant company located in Syracuse, NY, where he was the Vice President of Financial Operations from 1994 to 1999. He was with the audit division of Price Waterhouse, L.L.P. from 1983 to 1994. Mr. Liem is a certified public accountant and was first licensed in Texas in 1989.
Certain additional information about the new officers, including Mr. Fertitta’s employment agreement and his relationships with Landry’s, are described in Landry’s reports filed with the SEC.

Certain additional information about the new officers, including Mr. Fertitta’s employment agreement and his relationships with Landry’s, are described in Landry’s reports filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No. Description

99.1* Landry’s press release dated September 27, 2005 announcing completion of the acquisition (incorporated by reference from Exhibit 99.1 filed on Form 8-K dated September 27, 2005 filed by Landry’s Restaurants, Inc. (SEC file no. 000-22150))

99.2 Resignation and termination of employment agreement by Timothy Poster

99.3 Resignation and termination of employment agreement by Thomas Breitling
__________

* incorporated by reference

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poster Financial Group, Inc.

October 3, 2005	By:	/Steven L. Scheinthal/

Name: /Steven L. Scheinthal/
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

99.2	Resignation and termination of employment agreement by Timothy Poster
99.3	Resignation and termination of employment agreement by Thomas Breitling